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                                                                      Exhibit 21


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NAME                                             JURISDICTION OF ORGANIZATION            PERCENTAGE OWNED BY THE COMPANY
----                                             ----------------------------            -------------------------------
1.  508790 N.B. Inc.                             Province of New Brunswick, Canada       100%


2.  Filtran Microcircuits Inc.                   Province of New Brunswick, Canada       100%


3.  Multi-Mix(R) Microtechnology, S.R.L.         Costa Rica                              100%
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